Exhibit 99.1

For Immediate Release

Shareholders of The Bank of New York and Mellon Approve Proposed Merger

NEW YORK and PITTSBURGH, May 24, 2007 - The Bank of New York Company, Inc. and Mellon Financial Corporation announced that, at separate meetings today, their respective shareholders overwhelmingly approved the proposed merger of the two companies. The merger, first announced December 4, 2006, remains on schedule for an expected closing early in the third quarter of 2007, subject to receipt of regulatory approvals.

Thomas A. Renyi, chairman and chief executive officer of The Bank of New York, said, “By combining our two leading companies, we will create the premier asset management and securities servicing firm globally. We are pleased that our shareholders have endorsed the benefits of this transaction. Today’s votes are two more important steps in realizing the tremendous potential of the combined organization.”

Robert P. Kelly, chairman, president, and chief executive officer of Mellon, said, “Our new company will be driven by a client-focused, global team and will be dedicated to outperforming in every market it serves. We have made terrific progress in creating an integration plan to ensure superior client service as well as opening new global opportunities for revenue growth in the years ahead.”

The new company, which will be called The Bank of New York Mellon Corporation, will be among the world’s leading securities servicers, with assets under custody and administration expected to exceed $18 trillion, and a leading global corporate trustee, with assets under trusteeship anticipated to be more than $8 trillion. It also will rank among the top 10 global asset managers with assets under management exceeding $1 trillion.

The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, asset management, and wealth management. The Company’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.

Mellon Financial Corporation (NYSE: MEL) is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing asset management, private wealth management, asset servicing, issuer services and treasury services. News and other information about Mellon is available at www.mellon.com.

The information presented in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, statements with respect to the proposed merger of Mellon Financial Corporation and The Bank of New York, including the expected closing date of the merger and expectations with respect to merger and integration related costs and operations after the merger. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; and (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe or at all. Additional factors that could cause The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s results to differ materially from those described in the forward-looking statements can be found in The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. All forward-looking statements in this press release speak only as of the date on which such statements are made, and Mellon Financial Corporation and The Bank of New York undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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Contacts:		The Bank of New York	Mellon Financial
	Media:	Kevin Heine 212-635-1569	Ron Gruendl 412-234-7157

	Investors:	Kenneth Brause 212-635-1578	Steve Lackey 412-234-5601